SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2002

MERITAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	I-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6613 NORTH SCOTTSDALE ROAD, SUITE 200, SCOTTSDALE, ARIZONA	85250

(Address of Principal Executive Offices)	(Zip Code)

(877) 400-7888

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-23.1
EX-99.1

ITEM 5.   OTHER EVENTS.

         References to “we,” “our” and “us” in this current report on Form 8-K refer to Meritage Corporation and its consolidated subsidiaries.

         Agreement to Acquire the Homebuilding Assets of Hammonds Homes

         On June 12, 2002, we entered into a definitive agreement to acquire substantially all of the homebuilding assets of Hammonds Homes, a privately held builder of homes in Texas, subject to customary closing conditions. The estimated purchase price will be approximately $82.8 million, comprised of cash payable at closing of $45.8 million and the repayment of existing debt in the amount of $37.0 million.

         In 2000, Hammonds closed 737 homes at an average selling price of approximately $186,000, resulting in total revenue of $136.8 million and EBITDA of $15.2 million. In 2001, Hammonds closed 935 homes at an average selling price of approximately $194,000, resulting in total revenue of $181.1 million and EBITDA of $23.6 million. The purchase price of $82.8 million was based on projected revenue and EBITDA in 2002 of $175.0 to $185.0 million and $18.0 to $19.0 million, respectively, before taking into account any potential synergies. Home closings were 183 for the quarter ended March 31, 2002, compared to 201 for the quarter ended March 31, 2001. The decrease in home closings in the first quarter of 2002 compared to the first quarter of 2001 mainly reflects a slower overall demand for homes in the Austin, Texas market. For the quarter ended March 31, 2002, Hammonds had revenue and EBITDA of $38.2 million and $3.9 million, respectively, compared to revenue and EBITDA of $37.1 million and $4.4 million, respectively, for the quarter ended March 31, 2001. New sales contracts were 268 for the quarter ended March 31, 2002, compared to 253 for the quarter ended March 31, 2001. We expect that the acquisition of Hammonds Homes will enable us to significantly expand our presence in the Houston and Austin markets and strengthen our Dallas operations. We believe the acquisition will be accretive to our 2002 net earnings.

         A copy of our press release announcing the proposed Hammonds acquisition as well as selected results for the first two months of our second quarter, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1.

         Filing of Certain Materials

         On May 1, 2002, we filed with the Securities and Exchange Commission a shelf registration statement on Form S-3 (Registration No. 333-87398) which became effective on May 14, 2002. On June 14, 2002, we filed with the Securities and Exchange Commission a Prospectus Supplement to the Registration Statement pursuant to Rule 424 under the Securities Act of 1933, as amended. We are filing at Exhibit 23.1 to this Form 8-K the consent of McGladrey & Pullen LLP to the use of their name and the incorporation by reference in the Registration Statement and the Prospectus Supplement of their report dated March 29, 2001 on the combined balance sheet of Hancock Communities Limited Liability Company and HC Builders, Inc. (subsidiaries of American West Homes, Inc.) as of December 31, 2000 and the related combined statements of income, owners’ equity, and cash flows for the year then ended, which report appears in the Form 8-K of Meritage Corporation which was filed with the Securities and Exchange Commission on May 7, 2001.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description

23.1	Consent of McGladrey & Pullen LLP

99.1	Press Release

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERITAGE CORPORATION

Date: June 14, 2002	By:	/s/ Larry W. Seay

Larry W. Seay Chief Financial Officer and Vice-President-Finance

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of McGladrey & Pullen LLP

99.1	Press Release